Exhibit 10.1

CONSENT AND ASSUMPTION AGREEMENT

This Consent and Assumption Agreement ("Agreement") is made as of December 7, 2009 by and among ROCK OF AGES CORPORATION, a Delaware corporation ("Existing Company"), ROCK OF AGES CORPORATION (VERMONT) ("New Company"), CAROLINA QUARRIES, INC. ("Carolina") and PENNSYLVANIA GRANITE CORP. ("Pennsylvania"; and together with Existing Company, New Company and Carolina, each individually, a "Company" and collectively the "Companies") the financial institutions party to the Financing Agreement (as defined below) as lenders ("Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for Lenders ("Agent").

BACKGROUND

A.        Existing Company, Carolina and Pennsylvania, as the "Companies" thereunder, together with Lenders and Agent, are parties to a certain Amended and Restated Financing Agreement dated as of October 24, 2007 (including all annexes, exhibits and schedules thereto, and as may heretofore otherwise have been and may hereafter be amended, modified, restated and replaced from time to time, the, the "Financing Agreement"), pursuant to which Existing Company, Carolina and Pennsylvania established certain financing facilities and arrangements with Lenders and Agent.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement.  Carolina and Pennsylvania are sometimes referred to herein collectively as the "Other Companies".

B.        Existing Company has requested that it be permitted to merge into New Company, with New Company being the surviving corporation (the "Merger"), pursuant to that Agreement and Plan of Merger attached as Appendix A to that certain Proxy Statement mailed to its stockholders on or about September 17, 2009 (the "Proxy Statement"), a copy of which Existing Company has previously provided to the Agent, and which is substantially in the form of Exhibit "A" attached hereto (collectively, the "Plan of Merger").  Pursuant to the Plan of Merger, New Company has agreed to, inter alia, assume and perform all obligations of Existing Company under all of its existing agreements, including without limitation, the Financing Documents.  After giving effect to the Merger, the name of New Company, as the survivor of the Merger, will be Rock of Ages Corporation.

C.        Lenders and Agent have agreed to (i) consent to the Plan of Merger, (ii) permit New Company to assume all of the rights and obligations of Existing Company under the Financing Agreement and the other Financing Documents and (iii) amend the Financing Agreement, as necessary, to conform with the agreements and undertakings above, in each and every case only on the terms and conditions, and according to the provisions of this Agreement.

NOW, THEREFORE, with the foregoing recitals incorporated by reference and made a part hereof, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Consent.  Upon the effectiveness of this Agreement and subject to the terms and conditions hereof, and notwithstanding anything to the contrary contained in Section 7(10)(e) of the Financing Agreement, Agent and Lenders hereby consent to the Merger pursuant to the Plan of Merger.

2.    Agreement.

a.    Upon the effectiveness of this Agreement, and subject to the terms and conditions hereof, New Company assumes and adopts all of the duties, obligations, indebtedness, liabilities, covenants and undertakings of, and becomes, a Company under the Financing Documents (specifically including any Term Loan Promissory Note or other promissory note(s) evidencing any of the Revolving Loans, Term Loans or other Obligations issued by Existing Company and the Other Companies to Lender, and any amendments and restatements or replacements thereof, delivered by Companies in connection with this Agreement) and with respect to all Revolving Loans, Term Loans and other Obligations (whether such Revolving Loans, Term Loans and/or Obligations are outstanding as of the date hereof or arise or are incurred or created in the future), and agrees to be bound by, and comply with, all the terms and conditions of the Financing Documents, in each and every case all as if New Company was an original and direct signatory to the Financing Agreement and the other Financing Documents (and in each case all as if New Company was the entity referred to as "ROA" in the Financing Agreement and the other Financing Documents).  Without limiting the generality of the provisions of this paragraph, New Company hereby agrees that it is, and will be, jointly and severally liable (with the other Companies) for all existing Revolving Loans, Term Loans, and other Obligations incurred prior to the date hereby by Existing Company and the Other Companies under the Financing Documents, including without limitation, all interest on all Revolving Loans and Term Loans and all fees, costs and expenses to be paid by the Companies under the Financing Agreement and the other Financing Documents.

b.     In furtherance of and to effectuate the foregoing, Companies, Lenders, and Agent hereby agree that, upon the effectiveness of this Agreement, and subject to the terms and conditions hereof, except as otherwise specifically provided herein, (i) all references to "Companies" contained in the Financing Documents (specifically including, without limitation, all such references to "Companies" contained in the definition of "Obligations" contained in the Financing Agreement) are hereby deemed for all purposes to refer to New Company as a Company, and that all covenants or undertakings applicable to a "Company" under the Financing Documents shall be deemed to refer and apply to New Company and (ii) all references to "ROA" contained in the Financing Documents are hereby deemed for all purposes to refer to New Company, and that all covenants or undertakings applicable and/or making reference to "ROA" under the Financing Documents shall be deemed to refer and apply to New Company.

3.    Grant and Reconfirmation of Security Interests and Liens.  As collateral security for the prompt and complete payment in full when due (whether at the stated maturity, by acceleration or otherwise) of all loans and advances made and to be made to, or for the benefit of, the Companies and/or any one or more of them, from time to time (whether heretofore or hereafter) by the Lenders, acting through the Agent, pursuant hereto, as well as to secure the payment and performance of all of the other Obligations of every Company, New Company hereby (i) pledges and grants to the Agent, for the ratable benefit of the Lenders and the benefit of Agent, a security interest in and continuing lien on, all of New Company's right, title and interest in, to and under all personal property of New Company including, but not limited to the Collateral (as defined in the Financing Agreement), including more particularly all of the following, in each case now or at any time hereafter acquired by New Company or in which New Company now has or at any time in the future may acquire any right, title or interest, wherever located:

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•         all Goods, including all Equipment and Inventory;

•         all Accounts;

•         all Documents of Title;

•         all General Intangibles;

•         all Chattel Paper;

•         all Instruments;

•         all Insurance;

•         all Investment Related Property;

•         all Letter of Credit Rights;

•         all Deposit Accounts;

•         all Commercial Tort Claims;

•         all Collateral Documents, Collateral Support and Supporting Obligations relating to any of the foregoing and all other books and records of such Company;

•         the Real Estate; and

•         all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

and (ii) also pledges and grants to the Agent, for the ratable benefit of the Lenders and the benefit of Agent, a security interest in and continuing lien on any and all other collateral in which a lien has been created by Existing Company under the Financing Agreement and the other Financing Documents (specifically including capital stock or other equity interests (and any related collateral and property) in which Existing Company has as of the date hereof acquired any right, title or interest that is either (i) described in any pledge agreements included in the Financing Documents to which Existing Company is a party and/or (ii) evidenced by any certificates heretofore delivered by Existing Company to Agent).  Without limiting the generality of Section 1 of this Agreement above, New Company shall comply with all of the provisions of Section 6 of the Financing Agreement and in addition without limiting the provisions of such Section 6, New Company (x) represents and warrants to Agent that as of the date hereof, to the best of its knowledge after due inquiry, New Company holds no interest in any Commercial Tort Claim and (y) agrees that if New Company at any time holds or acquires a Commercial Tort Claim, New Company agrees to promptly notify Agent in writing of the details thereof, and in such writing New Company shall grant to Agent a security interest in such Commercial Tort Claim and in the proceeds thereof, all upon the terms of the Financing Agreement.

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New Company hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements or any similar document in any applicable jurisdictions and with any filing offices as Agent may reasonably determine are necessary or advisable to perfect the security interest granted to the Agent herein and in the other Financing Documents.  Such financing statements may describe the Collateral owned by New Company in the same manner as described herein or may contain an indication or a description of collateral that describes such property in any other manner as Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired."

(a)    Without limiting the generality of any of the foregoing, New Company hereby assumes and adopts al of the duties, obligations, indebtedness, liabilities, covenants and undertakings of Existing Company under any mortgage, deed of trust or similar security agreement pertaining to real property included in the Financing Documents to which Existing Company is a party as the mortgagor or grantor with respect to Real Estate owned or leased by Existing Company (collectively, the "Existing Company Mortgages"), and New Company hereby reconfirms and restates the grants of security interests, liens and encumbrances provided for in each such Existing Company Mortgage with respect to the Real Property, and all other real and personal property of Existing Company and/or New Company, described therein.  New Company further agrees, without limiting the generality of any other provision of this Agreement or the Financing Agreement or other Financing Documents, that New Company shall execute and deliver to Agent, promptly upon request, any mortgage modification or amendment instruments or agreements with respect to the Existing Company Mortgages that Agent may deem necessary or prudent to effectuate the provisions of this paragraph and this Agreement.

4.    Amendments.  Without limiting the generality and specific provisions of Sections 2 and 3 above, Agent and each Lender hereby agree to amend the provisions of the Financing Agreement consistent with the agreements of the New Company in Section 2 and with the grants of liens in Section 3, and any provision of the Financing Agreement that is inconsistent with or contrary to such assumption shall be deemed amended to conform with the intentions of the parties hereto.

5.    Representations and Warranties.  Each Company, specifically including New Company, represents and warrants to the Agent and the Lenders that:

a.    All warranties and representations made to Agent and Lenders under the Financing Agreement and the other Financing Documents (as such warranties and representations may have been amended pursuant to the provisions hereof (and any prior amendments)), are true and correct as of the date hereof, and all such representations and warranties, as so amended are deemed to be remade and restated by New Company as of the date hereof as a "Company" described therein (except to the extent any such representation is clearly intended by the terms thereof to apply only to matters relating to Existing Company prior to the consummation of the Merger);

b.    Each Company has full power, authority and legal right to execute and deliver this Agreement and the other notes, instruments, agreements, documents and transactions contemplated hereby to which each is a party and to perform all of the obligations hereunder and thereunder;

c.    The execution, delivery and performance of this Agreement and any other notes, instruments, agreements, documents and transactions contemplated hereby to which each Company is a party are within each Company's corporate power and have been duly authorized by all necessary corporate action;

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d.    No consent of any Person, other than Agent and the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery and performance by each Company, or the validity or enforceability against each Company, of this Agreement and the other notes, instruments, agreements, documents, and transactions contemplated hereby to which it is a party;

e.    This Agreement has been duly executed and delivered by each Company, and constitutes the legal, valid, and binding obligation of each Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally;

f.    No Company is in default under any indenture, mortgage, deed of trust, material agreement or other material instrument to which either is a party, or by which either may be bound.  Neither the execution and delivery of this Agreement and the other notes, instruments, agreements, documents, and transactions contemplated hereby to which either is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof by any Company will (i) violate any law or regulation, or (ii) result in or cause a violation by such Company of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which such Company is a party, or by which either may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of such Company, except in favor of Agent for its own benefit, and for the ratable benefit of the Lenders, to secure the Obligations, or (v) violate any provision of the articles or certificate of incorporation or By-Laws or any shareholders agreement or other entity governance document or any capital stock or similar equity instrument of such Company; and

g.    No Default or Event of Default has occurred and is continuing on the date hereof.

6.    Effectiveness Conditions.  This Agreement shall be effective, and the New Company shall be deemed to be a Company under the Financing Agreement and Financing Documents upon satisfaction of the following conditions precedent (all documents to be in form and substance reasonably satisfactory to the Agent and the Lenders and their counsel):

a.    Execution and delivery of this Agreement by all parties hereto;

b.    Filing of UCC-1 financing statements naming New Company as the debtor in all jurisdictions which Agent may deem appropriate;

c.    Delivery of a Certificate of the Secretary each of Existing Company and New Company (i) relating to the adoption of resolutions by the Board of Directors approving the execution by each of this Agreement, (ii) certifying as accurate and complete, the copies of its Articles of Incorporation and By-Laws attached thereto as in effect immediately prior to the Merger, and, in the case of New Company, as in effect immediately after giving effect to the Merger, (iii) certifying as accurate and complete a copy of the Agreement and Plan of Merger duly executed by each of Existing Company and New Company, (iv) and, in the case of New Company, certifying as accurate and complete each of the following documents, duly executed by the parties thereto, file-stamped and duly acknowledged by the Secretary of State of the State of Vermont: (A) Articles of Merger and (B) Certificate of Merger, and (v) further certifying the names and incumbency of officers authorized to sign this Agreement, and all other documents and instruments executed or delivered in connection therewith and the names and validity of signatures of such officers;

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d.    Consummation of the Plan of Merger;

e.    Written opinion of New Company's counsel, in form and substance reasonably satisfactory to Agent, concerning (i) the existence and authority of New Company, (ii) consummation of the Plan of Merger; (iii) the authorization of New Company to execute this Agreement, (iv) the enforceability of this Agreement as to New Company, (v) the validity and perfection of the security interest granted by New Company hereunder, and (vi) such other matters as Agent and the Lenders may reasonably require;

f.    Uniform Commercial Code, judgment, pending litigation, federal and state tax lien searches against New Company showing that the Collateral owned by New Company is not subject to any Lien other than Permitted Encumbrances;

g.    An amended or updated insurance certificate reflecting insurance coverage for New Company as required under Section 7(6) of the Financing Agreement, together with loss payable endorsements on Agent's standard form naming Agent as loss payee;

h.    All other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Financing Documents; and

i.    Payment of all fees and expenses incurred in relation to the preparation and execution of this Agreement.

7.    Ratification of Financing Documents.  Except as expressly set forth herein, all of the terms and conditions of the Financing Agreement and Financing Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the "Financing Agreement" shall mean the Financing Agreement as modified by this Agreement.

8.    Remedies. This Agreement shall constitute a Financing Document.  The breach by any Company of any representation, warranty, covenant or agreement in this Agreement shall constitute an immediate Event of Default hereunder and under the other Financing Documents.

9.    Further Assurances.  Without limiting the generality of other provision of this Agreement or the Financing Agreement or other Financing Documents, each Company specifically including New Company shall, promptly upon request of Agent, execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary or prudent by Agent to give effect to or carry out the terms and intent of this Agreement, the Financing Agreement and the Other Documents, including without limitation, the execution and delivery by New Company and Other Companies of promissory notes representing the existing Term Loans and Revolving Loans.

10.    Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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11.    Severability.  If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible

12.    Consents and Waivers.  Without limiting the generality of the other provisions of this Agreement, New Company hereby explicitly agrees to be bound by the consents to jurisdiction, waivers regarding service of process, waivers of jury trial and all other waivers contained in Section 15 of the Financing Agreement.  New Company hereby particularly and expressly acknowledges and agrees to the provisions of paragraph 11 of Section 15 of the Financing Agreement.

13.    Counterparts.  This Agreement may be executed in any number of counterparts (which may include facsimile signatures or PDF copies of signatures delivered by email), each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

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IN WITNESS WHEREOF, the parties have executed this Assumption Agreement the day and year first above written.

NEW COMPANY:

ROCK OF AGES CORPORATION (VERMONT),

a Vermont corporation

By:                              /s Donald Labonte

Name: Donald Labonte

Title:   President and CEO

EXISTING COMPANY:

ROCK OF AGES CORPORATION, a Delaware corporation

By:                              /s Donald Labonte

Name: Donald Labonte

Title:   President and CEO

OTHER COMPANIES:

CAROLINA QUARRIES, INC.

PENNSYLVANIA GRANITE CORP.

By:                              /s Donald Labonte

Name: Donald Labonte

Title:   President and CEO

Signature Page to Assumption Agreement

AGENT AND LENDER:

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent  and Lender

By:                              /s  Dan Bueno

            Name:  Dan Bueno
            Title:    Authorized Signatory

LENDER:

PEOPLE'S UNITED BANK, successor in interest by merger to Chittenden Trust Company d/b/a Chittenden Bank,

as a Lender

By:                              /s  Matthews Plasse

Name:  Matthew            Plasse

Title:    Vice President

Signature Page to Assumption Agreement

Exhibit A - Plan of Merger

Signature Page to Assumption Agreement